UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 6, 2018

Date of Report (Date of earliest event reported)

MCORPCX, INC.

(Exact name of registrant as specified in its charter)

California	000-54918	26-0030631
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Spear Street, Suite 1100, San Francisco, California	94105
(Address of principal executive offices)	(Zip Code)

415-526-2655

Registrant’s telephone number, including area code

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

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ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 6, 2018, the Company’s Board of Directors appointed Tricia Tomko, age 53, as the Company’s Chief Financial Officer, effective immediately.

Prior to becoming the Company’s Chief Financial Officer, Ms. Tomko was from May 2017 to present the Director of Finance for Falls Communications, a privately held communications and consulting company. Ms. Tomko has also served from April 2016 to December 2016 as the Controller for Kalibrate, an international SaaS software company, and from June 2007 to April 2016 as the Controller for the Federal Reserve Bank in Cleveland, Ohio. Additionally, from November 1998 to June 2007, Ms. Tomko served as Director of Accounting Operations for Penton Media, Inc., a publicly traded media company, and from April 1989 to November 1998 as Retail Controller for Riser Foods, Inc., large retail grocery chain. Ms. Tomko holds a Bachelor of Applied Science from the University of Akron and held a Certified Public Accounting license, which is now inactive.

Ms. Tomko has no family relationships with any current director, director nominee, or executive officer of the Company, and there are no transactions or proposed transactions, to which the Company is a party, or intended to be a party, in which Ms. Tomko has, or will have, a material interest subject to disclosure under Item 404(a) of Regulation S-K.

Ms. Tomko was not appointed as the Company’s Chief Financial Officer pursuant to any arrangement or understanding with any other person.

Ms. Tomko executed a consulting agreement (the “Consulting Agreement”) with the Company dated November 6, 2018 which provides that she shall receive $150.00 per hour as compensation for her services as the Company’s Chief Financial Officer. The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the complete copy of the Consulting Agreement which is filed herewith as Exhibit 10.1.

A copy of the Company’s press release announcing the appointment of Ms. Tomko is attached hereto as Exhibit 99.1.

In connection with the appointment of Ms. Tomko as the Company’s Chief Financial Officer, on November 6, 2018, Gregg Budoi, the Company’s Interim President and Chief Executive Officer who was also serving as the Company’s Interim Chief Financial Officer, resigned his position as the Company’s Interim Chief Financial Officer, effective immediately. Mr. Budoi will continue to serve as the Company’s Interim President and Chief Executive Officer.

ITEM 9.01          Exhibits

10.1     Consulting Agreement between Tricia Tomko and McorpCX, Inc., dated November 6, 2018.

99.1     Press Release dated November 7, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MCORPCX, INC.

Date: November 7, 2018	By:	/s/ Gregg Budoi
	Name:	Gregg Budoi
	Title:	Chief Executive Officer

Exhibit Index

Exhibit No.	Description

10.1	Consulting Agreement between Tricia Tomko and McorpCX, Inc., dated November 6, 2018.

99.1	Press Release dated November 7, 2018